UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Divest Williston Assets

On July 10, 2017, Halcón Resources Corporation (“Halcón” or the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Sellers”) entered into an Agreement of Sale and Purchase (the “Purchase Agreement”) with Bruin Williston Holdings, LLC (the “Purchaser”) for the sale of all of the Sellers’ operated oil and gas leases, oil and gas wells and associated assets located in the Williston Basin in North Dakota, as well as 100% of the membership interests in two subsidiaries of the Company (collectively, the “Williston Assets”), to the Purchaser for a total purchase price of $1.4 billion in cash, subject to customary adjustments (such sale, the “Williston Divestiture”). The effective time of the proposed sale is June 1, 2017, and the scheduled closing date for the transaction is September 7, 2017, subject to the satisfaction of the closing conditions contained in the Purchase Agreement. As discussed further in Item 5.07 below, the transaction may be deemed to constitute a sale of “substantially all” of the Company’s assets on a consolidated basis under Delaware law and for purposes of the Indenture (defined below).

The sale properties include approximately 105,900 net acres as of June 30, 2017 prospective in the Williston Basin in North Dakota. Estimated proved reserves associated with these properties accounted for approximately 104.9 MMBoe, or approximately 71% of the Company’s year-end 2016 proved reserves and approximately 69% of the standardized measure of discounted future cash flows of such reserves.  For the quarter ended March 31, 2017, these properties produced an average of approximately 28,800 Boe per day, or approximately 75% of the Company’s average daily production for the quarter.

The purchase price is subject to adjustments for (i) proration of expenses, capital expenditures and revenues as of the effective time, (ii) title and environmental defects, and (iii) other purchase price adjustments customary in oil and gas purchase and sale agreements. Pursuant to the terms of the Purchase Agreement, the Purchaser is required to pay into escrow a deposit totaling $140.0 million (the “Deposit”) on or before the second business day following the execution of the Purchase Agreement, which amount will be applied to the purchase price if the transaction closes.

The Sellers and the Purchaser each make representations and warranties in the Purchase Agreement that are customary for a transaction of this type. The Purchase Agreement also includes customary covenants relating to the operation of the Williston Assets and other matters, including among others, covenants related to transferred employees and restrictions on the Sellers’ ability to solicit competing proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding competing proposals. The parties have agreed to indemnify one another for breaches of their respective representations, warranties and covenants, as well as certain retained obligations related to the Williston Assets (in the case of the Sellers) and certain assumed obligations related to the Williston Assets (in the case of the Purchaser). Indemnities for breaches of representations and warranties, and any purchase price adjustments attributable to title or environmental defects, are subject to certain threshold limitations. The Sellers have also agreed to commence a Consent Solicitation (defined below) by July 24, 2017.

The completion of the divestiture of the Williston Assets is subject to customary closing conditions, including among others, (i) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) that the aggregate downward adjustment (if any) to the purchase price does not exceed 15% of the purchase price, or $210.0 million. The Purchase Agreement also includes closing conditions relating to the Company’s obtaining the Stockholders Consent (defined below) and the Noteholders’ Consent (defined below), as well as the Company’s having mailed a definitive information statement on Schedule 14C to its stockholders at least 20 calendar days prior to the closing date.

The Purchase Agreement contains customary termination rights, including among others the termination rights described below. Either party may terminate the Purchase Agreement if certain closing conditions have not been satisfied, or the transaction has not closed on or before October 31, 2017, subject to certain exceptions, and limited extensions in the event (i) certain disputed environmental or title matters have been referred to a third party expert for resolution, that would otherwise result in an aggregate downward adjustment to the purchase price of an amount exceeding 15% of the purchase price, (ii) either party is exercising certain cure rights or (iii) the Securities and Exchange Commission (the “SEC”) elects to review the information statement on Schedule 14C such that the Company is precluded from mailing the definitive information statement on Schedule 14C at least 20 calendar days prior to the closing date.

The Sellers may terminate the Purchase Agreement prior to August 11, 2017, in order to enter into a third party’s “superior proposal” subject to compliance with the terms of the Purchase Agreement. The Sellers may also terminate the Purchase Agreement if, prior to July 24, 2017, the Sellers fail to obtain the requisite support (the “Noteholder Consent”) in order to effectuate an amendment to that certain Indenture (the “Indenture”) among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee, relating to the Company’s 6.75% Senior Unsecured Notes due 2025 (the “Notes”) permitting the transactions contemplated by the Purchase Agreement.

Either party may also terminate the Purchase Agreement if Sellers fail to obtain the Noteholder Consent prior to July 24, 2017, but nevertheless elect not to terminate the Purchase Agreement as described in the preceding sentence and still have not obtained the Noteholder Consent on or prior to August 15, 2017. In addition, either party may terminate the Purchase Agreement if the Sellers fail to obtain a written consent duly executed by the holders of a majority of the total outstanding shares of the Company’s common stock authorizing and approving the transactions contemplated by the Purchase Agreement (the “Stockholders’ Consent”) prior to July 24, 2017.

The Purchaser may terminate the Purchase Agreement, if on or before July 31, 2017, certain of the Sellers have not entered into certain hedging transactions for Purchaser (or Purchaser’s designee), and such Sellers have not used commercially reasonable efforts to do so in accordance with the terms of the Purchase Agreement, after written notice from Purchaser of such breach and a reasonable opportunity for Sellers to cure. As discussed further in this Item 1.01, the majority stockholders executed and delivered a written consent authorizing and approving the Williston Divestiture on July 11, 2017. As discussed further in this Item 1.01 below, the Supporting Noteholders (defined below) have agreed to consent to the proposed amendment to the Indenture in the Consent Solicitation.

If one or more of the closing conditions are not satisfied, or if the transaction is otherwise terminated, the Williston Divestiture may not be completed. As discussed above, the Purchaser is obligated to pay into escrow a Deposit. The Deposit is refundable only in specified circumstances if the transaction is not consummated.

If the Sellers terminate the Purchase Agreement because the Purchaser failed to make true and correct representations and warranties, perform and comply with covenants, or make deliveries required under the Purchase Agreement, then the Sellers will be entitled to the Deposit as liquidated damages, as the Sellers’ sole and exclusive remedy. If the Sellers fail to make true and correct representations and warranties, perform and comply with all covenants, or make deliveries required under the Purchase Agreement (unless the Sellers (a) enter into a “superior proposal agreement”; (b) fail to obtain the Stockholders’ Consent; (c) fail to obtain the Noteholder Consent; or (d) fail to use commercially reasonable efforts to attempt, on Purchaser’s behalf, to enter into certain hedging transactions), then the Purchaser is entitled to (i) seek specific performance of the terms of the Purchase Agreement by the Sellers, or (ii) terminate the Purchase Agreement and receive a return of the Deposit and seek damages from the Sellers up to the amount of the Deposit.

If the Sellers terminate the Purchase Agreement to enter into a third party’s “superior proposal agreement” (as defined in the Purchase Agreement) or if either party terminates the Purchase Agreement because both (a) the Sellers failed to terminate the Purchase Agreement by July 24, 2017, in accordance with their rights under the Purchase Agreement, and (b) the Sellers failed to obtain the Noteholder Consent, then the Purchaser is entitled to the Deposit and the Sellers will pay the Purchaser an amount equal to three percent of the unadjusted purchase price as liquidated damages, or $42 million. If (i) either party terminates the Purchase Agreement because, on or prior to July 24, 2017, the Sellers failed to obtain the Stockholders’ Consent or (ii) if the Sellers terminate the Purchase Agreement because the Sellers failed to obtain the Noteholder Consent by July 24, 2017, then the Purchaser is entitled to the Deposit and the Sellers will pay the Purchaser, as the Purchaser’s sole and exclusive remedy, an expense reimbursement amount equal to the sum of the reasonably documented expenses incurred by the Purchaser or its Affiliates in connection with (x) the negotiation, execution and performance of the Purchase Agreement and the transactions contemplated thereby, including expenses incurred in connection with title and environmental due diligence and (y) obtaining the Purchaser’s debt financing, subject to a cap of $5 million. If either the Sellers or the Purchaser terminates the Purchase Agreement pursuant to its terms for any reason other than those described above, then the Purchaser is entitled to the Deposit as its sole and exclusive remedy.

There can be no assurance that the Company will consummate the Williston Divestiture on the terms or timing described or at all. Assuming the Williston Divestiture closes in accordance with the terms of the Purchase Agreement, the Company intends to use the net proceeds from the Williston Divestiture to fund, contemporaneously with such closing, the redemption of all of its outstanding 12% senior secured second lien notes due 2022, to fund an offer to repurchase a portion of the Notes as provided in the Consent Solicitation, discussed below, to repay amounts outstanding under the Company’s revolving credit facility and for general corporate purposes, including funding potential acquisitions and planned drilling expenditures.

A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement.

Support Agreement

On July 10, 2017, the Company entered into a Support Agreement (the “Support Agreement”) with certain holders of the Notes (collectively, the “Supporting Noteholders”) pursuant to which the Supporting Noteholders have severally agreed to cause valid consents to be given to the proposed amendments to the Indenture in the Consent Solicitation.  The Supporting Noteholders and their respective affiliates, including certain private funds and accounts they manage, hold, in the aggregate, approximately 56% of the principal amount of the outstanding Notes.

The Company intends, as promptly as practicable, to formally launch a consent solicitation (the “Consent Solicitation”) whereby it will solicit consents from the holders of the Notes to proposed amendments to the Indenture that will, among other things, exempt the Williston Divestiture from certain provisions of the indenture triggered upon a sale of “all or substantially all of the assets” of the Company.  In the event the Company consummates the Williston Divestiture the sale will instead require the Company to make a cash offer to purchase from all holders up to 50% of the principal balance of any Notes outstanding on a prorated basis at 103.0% of principal plus accrued and unpaid interest. Consenting noteholders will receive a consent fee of 2.0% of principal upon delivery of valid consents pursuant to the Consent Solicitation.

The Support Agreement contains representations, warranties and agreements by the Company and the Supporting Noteholders. The Support Agreement will terminate upon the earliest of: (i) the mutual written consent of the parties; (ii) the valid withdrawal and termination of the Consent Solicitation; (iii) August 15, 2017, if the Consent Solicitation is not settled by such date; and (iv) the consummation of the Consent Solicitation.

A copy of the Support Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Support Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Support Agreement.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.07            Submission of Matters to a Vote of Security Holders.

Halcón is a Delaware corporation subject to the Delaware General Corporation Law, as amended (“DGCL”). Under Section 271(a) of the DGCL, a Delaware corporation may not sell all or substantially all of its assets without the approval and authorization of a majority of the outstanding stock of Halcón entitled to vote thereon. The Williston Divestiture may constitute a sale of “substantially all” of the consolidated assets of the Company for purposes of Section 271(a) of the DGCL, and therefore the Company elected to obtain stockholder authorizing and approving the Williston Divestiture.

On July 11, 2017, holders of a majority of Halcón’s outstanding voting stock (the “Majority Stockholders”) executed and delivered to Halcón a written consent in lieu of a special meeting of the stockholders. The written consent delivered by the Majority Stockholders authorized and approved the Williston Divestiture. Because the Majority Stockholders have approved the Williston Divestiture described above through execution of the written consent in accordance with the DGCL, Halcón’s certificate of incorporation and bylaws, Halcón does not intend to solicit proxies from, or hold a meeting of, stockholders to approve such transaction. Halcón will file a definitive information statement with the SEC regarding this majority stockholder action and mail such information statement to its stockholders, notifying them that the Majority Stockholders have consented to the sale of the Williston Assets.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the action will become effective on or after the date that is 20 calendar days following the date the Company first mails the definitive information statement to its stockholders.

Item 7.01. Regulation FD Disclosure.

On July 11, 2017, the Company issued a press release announcing the entry into the Purchase Agreement and the entry into the Support Agreement with the Supporting Noteholders, discussed below. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement of Sale and Purchase, dated as of July 10, 2017, by and among Halcón Energy Properties, Inc., Halcón Operating Co., Inc., HRC Operating, LLC, and HRC Energy, LLC, as sellers, Halcón Williston I, LLC and Halcón Williston II, LLC, as the companies, Bruin Williston Holdings, LLC, as purchaser, and Halcón Resources Corporation, as guarantor.

10.1	Support Agreement dated as of July 10, 2017, by and among Halcón Resources Corporation and the consenting noteholders named therein.

99.1	Press Release announcing the entry into the Purchase Agreement and the Support Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

July 11, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement of Sale and Purchase, dated as of July 10, 2017, by and among Halcón Energy Properties, Inc., Halcón Operating Co., Inc., HRC Operating, LLC, and HRC Energy, LLC, as sellers, Halcón Williston I, LLC and Halcón Williston II, LLC, as the companies, Bruin Williston Holdings, LLC, as purchaser, and Halcón Resources Corporation, as guarantor.

10.1	Support Agreement dated as of July 10, 2017, by and among Halcón Resources Corporation and the consenting noteholders named therein.

99.1	Press Release announcing the entry into the Purchase Agreement and the Support Agreement.